UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Rd. #9F, Miami Beach, Florida 33190

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On September 18, 2025, NextNRG, Inc (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with its Chief Executive Officer and Executive Chairman, Michael D. Farkas (the “Lender”). Pursuant to the SPA, the Company issued 1,000,000 restricted shares if its common stock to the Lender at a price of $1.67 per share. The purchase price was paid by the Lender through the cancellation and discharge of $1,670,000 of outstanding indebtedness owed by the Company to the Lender under promissory notes dated May 5, 2025, May 9, 2025, May 19, 2025, May 20, 2025, and June 10, 2025.

The issuance of the common stock was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The transaction did not involve a public offering and was conducted as a private transaction. In addition, because the purchase price equaled the consolidated closing bid price of the Company’s common stock on the date of issuance, shareholder approval was not required.

The foregoing description of the SPA is subject to and qualified in its entirety by reference to the full text of the SPA, a copy of which is filed herewith as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement between the Company and Michael D. Farkas, dated September 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date September 19, 2025	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer